EXHIBIT 99.2

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto.  This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date set forth below.

Date: December 20, 2010

Harborview Master Fund, L.P.

By:

Harborview Advisors, LLC

Its:

General Partner

By:

 /s/ Richard Rosenblum

Name:

Richard Rosenblum

Title:

Managing Member

Harborview Advisors, LLC

By:

 /s/ Richard Rosenblum

Name:

Richard Rosenblum

Title:

Managing Member

The Corbran LLC

By:

 /s/ Richard Rosenblum

Name:

Richard Rosenblum

Title:

Managing Member

Richard Rosenblum

 /s/ Richard Rosenblum

Name:

Richard Rosenblum

David Stefansky

 /s/ David Stefansky

Name:

David Stefansky